AMENDING AGREEMENT

THIS AGREEMENT AMENDING THE AGREEMENT made as of the 18th day of January, 2006, is made as of the 16th day of January, 2009.

BETWEEN:

BEESTON ENTERPRISES LTD., a Nevada Corporation, having an office at #122-247 SW Street, Miami, Florida, United States of America 33130

(Hereinafter referred to as "Beeston")

OF THE FIRSTPART

AND:

KRANTI RESOURCES INC., a Nevada Corporation, having an office at #211-6705 Tomken Road, Ontario, Canada L5T 2J6

(Hereinafter referred to as"Kranti")

OF THE SECOND PART

WHEREAS:

A. The parties hereto entered into an agreement dated as of the 18th day of January, 2007 (the "Option Agreement") under which Beeston granted Kranti the right to explore and develop a certain mineral property located in the Clinton Mining Division of British Columbia, Canada and more particularly known and described in the Option Agreement (the "Property") and if Kranti so elects, to acquire the Property from Beeston on the terms and subject to the conditions set forth under the Option Agreement.

B. Kranti will be unable to complete "Mining Operations" (as defined in the Option Agreement) and thereby incur "Expenditures" (as defined in the Option Agreement), or alternatively, to make an equivalent cash payment in lieu of carrying out Mining Operations, for the purpose of complying with sub-paragraph 5. (c) of the Option Agreement within the time period provided due to a lack of funding.

C. Beeston is prepared to extend the date by which Kranti is required to comply with sub-paragraph 5. (c) of the Option Agreement, subject to Kranti agreeing to the application of part of the credits for the assessment work resulting from the conduct of Mining Operations on the Property to such other mineral properties and/or a "Portable Assessment Account" (as defined under "Mineral Tenure Act", R.S.B.C. 1996 c.292, as amended) to be determined by Beeston.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and the application of the assessment work credits for exploration work carried out on the Property as hereinafter provided, the parties hereto covenant and agree with each other as follows:

EXTENSION OF TIME PERIOD

1. The Option Agreement be and it is hereby amended as follows:

(a) The phrase "the second anniversary date of this Agreement" in sub-paragraph 5.(c) of the Option Agreement be and it is hereby deleted and it shall no longer have any force and effect and in its place and stead shall be inserted the phrase "June 30, 2009".

APPLICATION OF ASSESSMENT WORK

2. Notwithstanding any provision in the Option Agreement to the contrary, and excluding any cash payments made by Kranti to Beeston in lieu of incurring part or all of the Expenditures required to be incurred under paragraph 5. of the Option Agreement, all Expenditures incurred on the Property as the result of the conduct of Mining Operations on the Property pursuant to the provisions of the Option Agreement, shall be filed as assessment work and credited as follows:

(a) Firstly, against the Property in such amount as to extend the date of good standing of the Property to September 6, 2015; and

(b) Secondly, against such mineral properties owned by or held in trust for Beeston, as Beeston, in its sole discretion, shall determine, and any assessment work not credited to mineral properties by Beeston as aforesaid shall be credited to a Portable Assessment Credit account to be determined by Beeston.

CONFIRMATION AND RATIFICATION

3. In all other respects, the Option Agreement as amended hereby, shall remain the same and be of full force and effect and applicable against the parties hereto, and the provisions thereof, as amended hereby, are hereby ratified and confirmed.

ENUREMENT

4. This agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

ADDITIONAL DOCUMENTS

5. The parties hereto will execute and deliver all such further documents and instruments, and do all such further acts and things as may be necessary to carry out the full intent and

meaning of this agreement and to give effect to the transactions contemplated hereby and in the Option Agreement.

CAPTIONS

6. The captions appearing in the agreement are inserted for convenience of reference only and shall not effect the interpretation of this agreement.

COUNTERPARTS

7. This agreement may be executed in counterpart and all counterparts so executed shall constitute one agreement binding on all parties hereto. It shall not be necessary for each party to execute the same counterpart hereof.

IN WITNESS WHEREOF this agreement has been executed by the parties hereto as of the day and year first written above.

BEESTON ENTERPRISES LTD.

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Authorized Signatory

KRANTI RESOURCES INC.

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Authorized Signatory